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                                                           Exhibit (A)(3)(b)(iv)



Manulife Logo                                   BROKER/DEALER PRODUCER AGREEMENT


THIS AGREEMENT made this _____________ day of ____________19___________ BETWEEN:

               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
                       (HEREINAFTER CALLED THE "COMPANY")
                                     - AND -

________________________________________________________________________________
                       (hereinafter called the "Producer")

Witness that in consideration of the mutual covenants of the parties herein contained, the parties hereto agree as follow:

1.   STATUS

     The Producer is hereby appointed an agent of the Company. It is understood and agreed that there is no corporate affiliation between the Company and the Producer and nothing contained herein shall be construed to create such relationship.

     In this Agreement, "Representative" refers to an individual who is a shareholder, associate or employee of the Producer, and who acts in the name of and on behalf of the Producer in soliciting, negotiating, or accepting from the public applications for life insurance products offered by the Company.

     In order for the Producer to remain sponsored by the Company, the Producer must have at least one (1) full-time Representative at all times. All Representative(s) of the Producer must hold appropriate licenses and must be appointed by the Company at all times.

     If the Producer through any of its Representative(s) desires to sell any variable life, annuity, or endowment products ("variable products") produced currently or in the future by the Company or one of its affiliates, it must also hold a valid dealer agreement with ManEquity, Inc.

2.   RESPONSIBILITIES

     (a) The Producer through its Representative(s) shall canvass for applications for insurance and services offered by the Company and collect, in exchange for receipts furnished by the Company, money due or to become due to the Company in respect to applications and policies obtained by or through the Producer.

     (b) All applications for insurance products and services shall be signed by a licensed Representative(s) of the Agency.

     (c) The Producer shall ensure that its Representative(s) maintain a standard of knowledge and competence in the sale of the Company's products which is satisfactory to the Company.

     (d) The Producer and its Representative(s) shall comply with all applicable insurance laws and regulations. The Producer is required to obtain, and from time to time renew, a license to sell insurance within the state(s) in which the Producer intends to carry on business. The Producer shall also be required to obtain, and from time to time renew, a license for all of its Representative(s). If the Producer desires to sell any variable products offered by the Company, additional licensing is required under a ManEquity, Inc. dealer agreement.


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     (e) When requested by the Company, the Producer and/or its
         Representative(s) shall also purchase errors and omissions coverage in an amount acceptable to the Company.

3.   GENERAL CONDUCT AND REPRESENTATIVES

     (a) The Producer and its Representative(s) shall not transact any business for the Company unless duly licensed as required by law. The Producer and its Representative(s) shall not transact any variable products business for the Company unless contracted to do so by ManEquity, Inc.

     (b) The Producer and its Representative(s) are not authorized to make contracts on behalf of the Company, or to alter or amend any of the provisions of the Company's contracts, or to waive forfeitures or bind the Company in any way not specifically authorized in writing by the Company. The Producer and its Representative(s) are not authorized to pay any premium or premiums or other payments on behalf of an applicant, policyholder, or beneficiary.

     (c) Neither the Producer not its Representative(s) shall induce producers, agents or brokers to leave the Company, or persuade policyholders to discontinue their policies, or otherwise do anything prejudicial to the Company's interest or that of its policyholders.

4.   COMPENSATION

     (a) Subject to Clause 5 "Regulations Governing Compensation and Credit" and Clause 6 "Joint Business", compensation shall be determined and shall be payable to the Producer while this Agreement is in force, in accordance with (1) the Company's Schedule of Commissions in force when an application for insurance is submitted to the Company and (2) any Schedule of Supplemental Income which may be entered into by the Producer and the Company and any amendments or supplements to those schedules.

     (b) The Producer's basic compensation shall be by commission which shall be determined in accordance with the Schedule of Commissions. Other forms of compensation above and beyond those set out in the Schedule of Commissions and the Schedule of Supplemental Income, if any, may be specifically provided for or allowed as an option by the Company at its discretion. Commissions earned on the sale of variable products are paid by or on the behalf of ManEquity, Inc.

     (c) The Schedule of Commissions and the Schedule of Supplemental Income, if any, and any amendments or supplements thereto, are subject to change by the Company at any time. No change shall affect commissions on Individual insurance products offered by the Company for which applications were submitted to the Company prior to the effective date of the change.

5.   REGULATIONS GOVERNING COMPENSATION AND CREDIT

     (a) When a policy is changed, the compensation, if any, shall be determined by the Company.

     (b) The Company shall determine the compensation on any new policy when:

         i) A policy on the same life has been surrendered or; lapsed within six (6) months of the application for the new policy; or

         ii) The new policy appears to have replaced an existing policy or part of a policy within six (6) months of the date of application.

         The Producer shall immediately refund to the Company any excess compensation received on the new policy.


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     (c) If the Company returns any part of or all of premium(s) paid in respect to an issued policy, the Producer shall lose all right to any compensation on such premiums. The Producer shall also immediately refund to the Company the amount of any compensation received on the returned premium.

     (d) Where a policy has lapsed and the premium remains unpaid sixty (60) days beyond the expiration of the grace period, the Company shall have the right to take such policy out of the Producer's account of business. The Producer shall immediately refund any compensation paid in relation to such premiums not received by the Company and no further compensation shall be payable to the Producer thereon.

     (e) Where a policy has lapsed, the Producer shall immediately refund to the Company any compensation received on the lapsed policy pursuant to the Bonus provisions of the Schedule of Supplemental Income, if any.

     (f) The Company may adjust compensation so that compensation does not exceed the sales and surrender charges permitted by federal and state securities laws.

6.   JOINT BUSINESS

     (a) Any policy other than those policies issued by the Company that are deemed to be securities subject to regulation by the Securities and Exchange Commission, effected by the Producer in conjunction with any other producer, agent or broker of the Company, shall be considered as joint business and, unless otherwise agreed to, the amount of compensation shall be apportioned equally to each producer, agent or broker. The Company requires written notice from the agent of record of any such joint business and of the existence of any Agreement providing for unequal apportionment of compensation.

     (b) Any policy issued by the Company that is deemed a security subject to regulation by the Securities and Exchange Commission may not be sold jointly with any individual or firm not registered with the National Association of Securities Dealers and contracted with ManEquity, Inc. Any joint cases must be specified as such at the time the application is delivered to the company.

7.   RIGHT OF OFFSET

         The Company may set off against any claims by the Producer under this Agreement, and/or any attachment thereto, any debt or obligation or liability due at any time to the Company, or any of its affiliates, from the Producer as agent or otherwise, including but not limited to, compensation due the Company pursuant to Clause 5 of this Agreement.

         The Producer and/or its Representative(s) will become personally liable for the portion of any debit balance equal to advances on unearned compensation which appears in the Producer's Advance Account. Said portion of the debit balance shall be payable by the Producer upon demand of the Company. At the option of the Company, interest at the maximum rate permissible by state law will accrue on said portion of the debit balance from the time a debit balance occurs in such an account. The ledger account of the Company shall be competent and conclusive evidence of the state of accounts between the parties concerned. This right of offset shall be in addition to and shall not limit the Company's use of any other remedy available to it.

8.   COMPANY RECORDS

         The Producer shall promptly deliver to the Company all applications whether reported on favorably or unfavorably by the medical examiner and shall keep regular and accurate accounts of


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         all transactions with or for the Company. All books of account, letters, documents, vouchers, status and service notices and other books and papers connected with the business of the Company and maintained by or in the possession of the Producer shall be open to the Company or its representative for the purposes of examination.

9.   COLLECTIONS AND REMITTANCES

         The Producer shall immediately remit to the Company all monies received or collected by the Producer on behalf of the Company. The Producer shall not use any such monies for any other purpose.

10.  LICENSED REPRESENTATIVE(S)

         The Producer undertakes to notify the Company immediately in writing of any new Representative(s) or of any change in the employment status of any of the Producer's Representative(s). The Producer shall not add any new Representative(s) without first notifying the Company.

         Should the Company cease to sponsor the license of a Representative of the Producer for any reason, the Company shall give the Producer and the Representative fifteen (15) days notice in writing. Upon the effective date of the notice, the Representative shall immediately cease to act on behalf of, or in the name of, the Producer.

11.  TERMINATION

         Either party may terminate this Agreement at any time with or without cause by giving the other party fifteen (15) days' notice in writing. Termination shall not, however, release the Producer from any debt due the Company and until such debt shall have been paid, the obligations and covenants of the Producer as set out in this Agreement shall remain in force and effect.

         The Producer agrees that, in addition to the foregoing, the happening of any of the following events will also cause termination of this
         Agreement:

         (a)      the bankruptcy or insolvency of the Producer;

         (b)      the winding up or dissolution of the Producer;

         (c) the Producer ceasing to have its license sponsored by the Company;

         (d) the Producer ceasing to hold a valid state license to sell insurance products for the Company;

         (e) the Producer ceasing to hold a valid dealer agreement with ManEquity, Inc.

12.  EFFECT OF TERMINATION OF COMPENSATION

         To the extent permitted by federal or state security laws, upon termination of this Agreement, the Company shall pay the Producer or his/her successors and assigns, or his/her estate commissions on premiums paid to the Company after the termination of this Agreement on any policies put in force by the Producer under this Agreement.

13.  ASSIGNMENT

         No rights or interest of the Producer in or under or by virtue of this Agreement shall be merged, or subject to sale or assignment without the prior consent of the Company.


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14.  MEDICAL EXAMINATION AND FEES

         All medical examination shall be made by a duly appointed medical examiner of the Company and the Company shall pay only such medical fees as are authorized by it.

15.  CURRENCY

         All amounts payable under this Agreement shall be payable in the lawful currency of the United States of America.

16.  EFFECT

         The Company shall have no responsibility for the effect this Agreement may have on the federal, state or local taxes of the Producer. It is further agreed that the Producer is not relying on the Company for any advice relating to the effect of this Agreement on such taxes.

17.  EXISTING AGREEMENTS

         In consideration of this Agreement, all existing agreements between the Company and the Producer shall terminate from the effective date of this Agreement, except as to compensation payable in accordance with such agreements.

18.  APPLICABLE LAW

         This Agreement shall be governed by and construed according to the laws of the state of CT .

19.  EFFECTIVE DATE

         This Agreement becomes effective the _________ day of _________ 19____

IN WITNESS WHEREOF the parties to this Agreement have set their hands as of the day and year first written above.

WITNESS:____________________________    ________________________________________
                                                   Authorized Signature

                                        THE MANUFACTURERS LIFE INSURANCE COMPANY
                                        OF AMERICA
WITNESS:____________________________    ________________________________________
                                                   Producer Signature

                                        By: ____________________________________
                                                   Name/Title


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